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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                October 21, 2003
                                ----------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                1-14180                           13-3867424
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 (State or other                (Commission                       (IRS Employer
 jurisdiction of                File Number)                      Identification
 incorporation)                                                      Number)

                         c/o Loral SpaceCom Corporation
     600 Third Avenue, New York, New York                               10016
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   (Address of principal executive offices)                           (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 697-1105
--------------------------------------------------------------------------------

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On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5.           Other Events.

         On October 21, 2003, Loral Space & Communications Corporation, Loral SpaceCom Corporation and Loral Satellite, Inc. (collectively, the "Sellers"), direct or indirect subsidiaries of Loral Space & Communications Ltd. ("Loral" or the "Registrant"), and Intelsat, Ltd. and Intelsat (Bermuda), Ltd. (collectively, the "Purchasers") entered into Amendment No. 3 ("Amendment No. 3") to that certain Asset Purchase Agreement, dated as of July 15, 2003 (the "Asset Purchase Agreement").

         Amendment No. 3, among other things, increased the base purchase price under the Asset Purchase Agreement from $1 billion to $1.025 billion. In addition, Amendment No. 3 provided that a purchase price adjustment of $50 million plus the acceleration of orbital payments to Space Systems/Loral, Inc. in the amount of $25 million will be paid by the Purchasers at closing in consideration for a new transponder lease agreement entered into on October 22, 2003 with a customer, which contract will be assumed by Purchaser following the closing. The effectiveness of this new transponder lease agreement is subject to receipt of approvals from the Board of Directors of the customer and the bankruptcy court in Sellers' Chapter 11 cases (the "Bankruptcy Court").

         Prior thereto, Sellers and Purchasers had entered into Amendments No. 1 and 2 to the Asset Purchase Agreement to amend, among other things, the form of Sales Procedure Order and Sale Order agreed upon by the parties and the requirements for the delivery by Sellers of certain financial statements and related information.

         On October 24, 2003, the Bankruptcy Court approved the transactions contemplated by the Asset Purchase Agreement. Consummation of the sale is still subject to a number of conditions, including that certain operating parameters continue to be met with respect to the assets being sold and receipt of the approval of the Federal Communications

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Commission, and there can be no assurance that the transaction contemplated by the Asset Purchase Agreement will be consummated.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

Exhibit 10.1 Amendment No. 1 to that certain Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

Exhibit 10.2 Amendment No. 2 to that certain Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

Exhibit 10.3 Amendment No. 3 to that certain Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Loral Space & Communications Ltd.

                                            By: /s/ Janet Yeung
                                               ----------------------
                                            Name:  Janet Yeung
                                            Title: Vice President and
                                            Assistant Secretary

Date: October 29, 2003

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                                  EXHIBIT INDEX

  Exhibit                                  Description
  -------                                  -----------
Exhibit 10.1      Amendment No. 1 to that certain Asset Purchase Agreement,
                  dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral
                  Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

Exhibit 10.2 Amendment No. 2 to that certain Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral
                  Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

Exhibit 10.3 Amendment No. 3 to that certain Asset Purchase Agreement, dated as of July 15, 2003, among Intelsat, Ltd., a Bermuda company, Intelsat (Bermuda), Ltd., a Bermuda company, Loral
                  Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession, Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession.

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